Sonic Foundry, Inc.

Annual Report on Form 10-K

For the Year Ended September 30, 2015

EXHIBIT 21

LIST OF SUBSIDIARIES

Sonic Foundry Media Systems, Inc. – Incorporated in the State of Maryland

Mediasite KK – Incorporated in Japan

MediaMission B.V. – Incorporated in the Netherlands